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                                                                    Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 7 to Registration Statement No. 333-30548 of ScreamingMedia Inc. of our report dated January 19, 2000
(July 17, 2000 as to Note 12) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.







Deloitte & Touche LLP


New York, New York

August 2, 2000